UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2012

ON4 COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34297	98-0540536
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Suite 102 – 628 West 12th Avenue, Vancouver, BC	V5Z 1M8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 525-4361

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws

Item 5.07	Submission of Matters to a Vote of Security Holders

On November 1, 2012, our company received written consent from the board of directors and the holders of 78.72% of our company’s voting securities to amend the Articles of Incorporation to increase our authorized capital.

On November 30, 2012, the Delaware Secretary of State accepted for filing of a Certificate of Amendment, wherein, our company amended its Articles of Incorporation to increase the authorized number of shares of our common stock from 210,000,000 to 630,000,000 shares, with a par value of $0.0001, which consists of 600,000,000 shares of common stock and 30,000,000 shares of preferred stock. The Certificate of Amendment is attached to this Current Report as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits

3.1	Certificate of Amendment filed with the Delaware Secretary of State on November 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON4 COMMUNICATIONS, INC.

/s/ Clayton Moore
Clayton Moore
President, Chief Executive Officer and Director

Date: December 4, 2012